TXU CORP.

                 Floating Rate Convertible Senior Notes due 2033


                               PURCHASE AGREEMENT


                                  July 9, 2003


Credit Suisse First Boston LLC
11 Madison Avenue
New York, New York 10010
   as representative (the "Representative") of the several Initial Purchasers named in Schedule I hereto (the "Initial Purchasers")

Ladies and Gentlemen:

              1. Introduction; Description of Notes. TXU Corp., a Texas corporation (the "Company"), proposes to issue and sell severally to the Initial Purchasers $475,000,000 aggregate principal amount of its Floating Rate Convertible Senior Notes due 2033 (the "Firm Notes"), subject to the terms and conditions set forth herein. The Company also proposes to grant to the Initial Purchasers an option to purchase up to an additional $65,000,000 aggregate principal amount of such Floating Rate Convertible Senior Notes (the "Option Notes," and collectively with the Firm Notes, the "Notes"), as described in
Section 4(b) hereof.

              The Notes are convertible into shares of the Company's common stock, without par value ("Common Stock"), along with the preference stock purchase rights appurtenant thereto (the "Rights," and together with the Common Stock, the "Shares"), at the initial conversion price set forth in an offering memorandum dated July 9, 2003, subject to adjustment in accordance with the Company's Indenture (For Unsecured Debt Securities), to be dated as of July 1, 2003, to The Bank of New York, as trustee thereunder (the "Trustee"), as supplemented by an Officer's Certificate (the "Officer's Certificate"), to be dated July 15, 2003, in substantially the form heretofore delivered to you (said Indenture, as supplemented by said Officer's Certificate, being hereinafter referred to as the "Indenture"), pursuant to which the Company intends to issue the Notes.

              2. Terms of Offering. The Notes will be offered and sold to the Initial Purchasers pursuant to one or more exemptions from, or in transactions not subject to, the registration requirements under the Securities Act of 1933, as amended (the "Securities Act"). The Company has prepared and will deliver to the Initial Purchasers copies of an offering memorandum, dated July 9, 2003, for use by the Initial Purchasers in connection with their solicitation of purchases of, or offerings of, the Notes. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (including any amendment or supplement to such offering memorandum as of such date), including exhibits thereto and any documents incorporated therein by reference, that has been prepared and delivered by the Company to the Initial Purchasers in connection with the Initial Purchasers' solicitation of purchases of, or offerings of, the Notes.

              Each Initial Purchaser has advised the Company that if such Initial Purchaser makes offers of the Notes purchased hereunder, the offers will be made on the terms set forth in the Offering Memorandum solely to persons whom such Initial Purchaser reasonably believes to be (i) "qualified institutional buyers" ("QIBs") as defined in Rule 144A under the Securities Act ("Rule 144A") or (ii) non-U.S. persons to whom offers and sales of the Notes may be made in reliance upon the provisions of Regulation S under the Securities Act ("Regulation S") (such persons collectively being referred to herein as the "Eligible Purchasers," and sales to Eligible Purchasers by Initial Purchasers being referred to herein as "Exempt Resales"). If any Initial Purchaser offers the Notes to Eligible Purchasers, such offers will initially be made at a price equal to 99.5% of the principal amount thereof. Such price may be changed by any Initial Purchaser at any time without notice to the Company.

              Holders (including subsequent transferees) of the Notes will have the registration rights set forth in a registration rights agreement (the "Registration Rights Agreement"), to be dated the Firm Closing Date (as hereinafter defined) in substantially the form of Exhibit A hereto, for so long as such Notes constitute "Registrable Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree to use its reasonable efforts (i) to file with the Securities and Exchange Commission (the "SEC") under the circumstances set forth in the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement") relating to the resale by certain holders of the Notes and (ii) to cause such Shelf Registration Statement to be declared and remain effective and usable for the periods specified with respect thereto in the Registration Rights Agreement.

              Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Indenture with respect thereto, the Notes shall bear the following legend:

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF TXU CORP. (THE "COMPANY") THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (A)(1) TO THE COMPANY, (2) IN A TRANSACTION ENTITLED TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, (3) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT (AS

         INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (5) IN ACCORDANCE WITH ANOTHER APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF, OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) OF RULE 902 UNDER, REGULATION S UNDER THE SECURITIES ACT."

              3. Representations and Warranties of the Company. The Company represents and warrants to the Initial Purchasers that:

              (a) At the date hereof, the Offering Memorandum does not, and at the Firm Closing Date, as hereinafter defined, the Offering Memorandum will not, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the foregoing representations and warranties in this paragraph (a) shall not apply to statements or omissions made in reliance upon and in conformity with the information furnished to the Company in writing by, or on behalf of, the Initial Purchasers expressly for use in the Offering Memorandum.

              (b) The Company has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the State of Texas, has the corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as set forth in or contemplated by the Offering Memorandum, and is qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the business, property or financial condition of the Company and its subsidiaries, considered as a whole.

              (c) Each Material Subsidiary (as defined below): (i) has been incorporated, organized or formed and is validly existing as a corporation or other legal entity in good standing under the laws of the jurisdiction of its incorporation, organization or formation; (ii) has the corporate or other power and authority to own, lease and operate its properties and to conduct its business as currently conducted and as set forth in or contemplated by the Offering Memorandum; and (iii) is qualified as a foreign corporation or other legal entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the business, property or financial condition of the

         Company and its subsidiaries, considered as a whole. Except as otherwise set forth in or contemplated by the Offering Memorandum, all of the issued and outstanding shares of capital stock or other ownership interests of Material Subsidiaries have been authorized and validly issued, are fully paid and (except for any directors' qualifying shares) are owned by the Company, directly or through its subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity except as permitted by the Indenture. None of the outstanding shares of capital stock or other ownership interests of Material Subsidiaries were issued in violation of preemptive or other similar rights arising by operation of law, under the charter or certificate of organization or formation, or by-laws or limited liability company agreement or agreement of limited partnership of any Material Subsidiary or under any agreement to which the Company or any Material Subsidiary is a party. "Material Subsidiary" shall mean each of the following companies: TXU US Holdings Company, TXU Energy Company LLC, Oncor Electric Delivery Company, TXU Generation Holdings Company LLC, TXU Energy Retail Company LP, TXU Portfolio Management Company LP, TXU Gas Company, TXU Fuel Company, TXU Mining Company LP, TXU Business Services Company, TXU Electricity Limited, TXU Networks (Gas) Pty. Ltd., TXU Pty. Ltd. and TXU Australia Holdings (Partnership) Limited Partnership.

              (d) The consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, certificate of formation, limited liability company agreement or other agreement or instrument to which the Company is now a party.

              (e) Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 7 hereof and, with respect to sales to Eligible Purchasers, compliance by the Initial Purchasers with the provisions of Rule 144A and Regulation S applicable to the Initial Purchasers in connection with such sales, it is not necessary in connection with the offer, sale and delivery of the Notes by the Company to the Initial Purchasers and by the Initial Purchasers to each Eligible Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Notes under the Securities Act.

              (f) The Company has not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Notes in a manner that would require the offer and sale of the Notes to be registered under the Securities Act.

              (g) The Notes are eligible for resale pursuant to Rule 144A and will not be, at the Firm Closing Date (as hereinafter defined), of the same class as securities of the Company listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or quoted in a U.S. automated interdealer quotation system.

              (h) None of the Company, its affiliates, as such term is defined in Rule 501(b) under the Securities Act ("Affiliates"), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage, in connection with the offering of the Notes, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

              (i) With respect to those Notes sold in reliance on Regulation S,
         (i) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company, its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has complied and will comply with the offering restrictions of Regulation S.

              (j) No approval, authorization, consent or order of any public board or body (except such as have been already obtained and other than in connection or in compliance with the provisions of applicable blue-sky laws or securities laws of any jurisdiction (other than the federal securities laws of the United States of America), as to which the Company makes no representation or warranty) is legally required for the issuance and sale by the Company of the Notes.

              (k) The financial statements included or incorporated by reference in the Offering Memorandum, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; except as set forth in the Offering Memorandum, said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, incorporated by reference in the Offering Memorandum present fairly, in all material respects, in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Offering Memorandum present fairly, in all material respects, the information shown therein and , except as set forth in the Offering Memorandum, have been compiled on a basis consistent with that of the audited financial statements incorporated by reference in the Offering Memorandum.

              The Company acknowledges that the Initial Purchasers, and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to
Section 8 hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and warranties and the Company hereby consents to such reliance.

              4. Purchase and Sale.

              (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to each

         Initial Purchaser, and each Initial Purchaser agrees to purchase from the Company, severally and not jointly, at the time and place herein specified, the principal amount of the Firm Notes set forth opposite the name of each such Initial Purchaser in Schedule I attached hereto, at a purchase price equal to 97.15% of the principal amount thereof (the "Purchase Price").

              (b) In addition, on the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company grants to the Initial Purchasers the right to purchase, at their election, at the Purchase Price, the Option Notes. The option hereby granted will expire automatically at the close of business on the 13th calendar day after the date hereof (the "Expiration Date"), and may be exercised in whole or in part from time to time, as provided herein, only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Notes upon written notice from the Representative received by the Company on or prior to the Expiration Date setting forth the aggregate principal amount of Option Notes to be purchased and the time and date of delivery for such Option Notes. Each such time and date of delivery (each an "Option Closing Date") shall be determined by the Representative but shall not be later than three full business days after the exercise of such option, nor in any event before the Firm Closing Date, unless otherwise agreed upon by the Representative and the Company. Each Initial Purchaser shall be permitted to purchase that principal amount of Option Notes that bears the same relation to total Option Notes as the principal amount of Firm Notes purchased by such Underwriter bears to the total Firm Notes.

              (c) If settlement for any Option Notes occurs after the Firm Closing Date, the Company will deliver to the Initial Purchasers on the applicable Option Closing Date, pursuant to Section 8(g) hereof, and the obligations of the Initial Purchasers to purchase the Option Notes shall be conditioned upon the receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered at the Firm Closing Date.

              5. Time and Place of Closing. Delivery of the Firm Notes against payment of the aggregate purchase price, plus accrued interest thereon, if any, from the date of original issuance to the date of payment for and delivery of the Notes, by wire transfer in federal funds shall be made at the office of Thelen Reid & Priest LLP, 875 Third Avenue, New York, New York 10022, at 9:00 A.M., New York time, on July 15, 2003, or at such other place, time and date as shall be agreed upon in writing by the Company and the Representative. The hour and date of such delivery and payment are herein called the "Firm Closing Date."

              In addition, if the Initial Purchasers purchase any of the Option Notes, delivery of the Option Notes against payment of the aggregate purchase price therefor by wire transfer in federal funds by the Initial Purchasers or on their behalf shall be made at the offices of Thelen Reid & Priest LLP set forth above, or at such other place as shall be agreed upon by the Company and the Representative, on the applicable Option Closing Date as specified in the relevant notice from the Representative to the Company.

              The Notes will be issued in the form of one or more global notes in fully registered form (the "Global Notes"). The Global Notes shall be delivered on the Firm Closing Date or any Option Closing Date, as the case may be, or in either case such other date and time as agreed by The Depository Trust Company ("DTC") or The Bank of New York, to DTC or to The Bank of New York, as custodian for DTC, in fully registered global form registered in the name of CEDE & CO. for the account of the Initial Purchasers, or as otherwise directed by the Representative in writing not later than the close of business on the second business day prior to such Firm Closing Date or Option Closing Date.

              The Company agrees to make the Firm Notes or Option Notes, as the case may be, available upon request to the Representative for checking purposes not later than 2:00 P.M., New York time, on the business day preceding the Firm Closing Date or any Option Closing Date, as the case may be, at the offices of Thelen Reid & Priest LLP set forth above, or at such other place in New York City as the Company may specify.

              If any Initial Purchaser shall fail or refuse (otherwise than for some reason sufficient to justify, in accordance with the terms hereof, the cancellation or termination of its obligations hereunder) to purchase and pay for the principal amount of the Firm Notes or Option Notes, as the case may be, that such Initial Purchaser has agreed to purchase and pay for hereunder, the Company shall immediately give notice to the non-defaulting Initial Purchasers of the default of such defaulting Initial Purchaser, and the non-defaulting Initial Purchasers shall have the right within 24 hours after the receipt of such notice to determine to purchase, or, in the case of the Firm Notes, to procure one or more other initial purchasers, who are members of the National Association of Securities Dealers, Inc. ("NASD") (or, if not members of the NASD, who are not eligible for membership in the NASD and who agree (i) to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein and (ii) in making sales to comply with the NASD's Conduct Rules) and are satisfactory to the Company, to purchase, upon the terms herein set forth, the principal amount of the Firm Notes or Option Notes, as the case may be, that the defaulting Initial Purchaser had agreed but failed or refused to purchase. If any non-defaulting Initial Purchaser or Initial Purchasers shall give written notice to the Company of such determination within 24 hours after receipt of notice of any such default, the Firm Closing Date or any Option Closing Date, as the case may be, shall be postponed for such period, not exceeding three business days, as the Company shall determine. If in the event of such default, no non-defaulting Initial Purchaser shall give such notice, or the non-defaulting Initial Purchasers shall within such 24-hour period give written notice to the Company that they shall not exercise such right, then this Agreement may be terminated by the Company, upon like notice given to the non-defaulting Initial Purchasers, within a further period of 24 hours. If in such case the Company shall not elect to terminate this Agreement, it shall have the right, irrespective of such default:

              (a) to require each non-defaulting Initial Purchaser to purchase and pay for the principal amount of the Firm Notes or Option Notes, as the case may be, that it had agreed to purchase hereunder as hereinabove provided and, in addition, all or part of the principal amount of the Firm Notes or Option Notes, as the case may be, that the defaulting Initial Purchaser shall have so failed or refused to purchase up to an amount thereof equal to one-ninth (1/9) of the principal amount of Firm Notes or Option Notes, as the case may be, that such non-defaulting Initial Purchaser has otherwise agreed to purchase hereunder, and/or

              (b) in the case of the Firm Notes, to procure one or more persons, who are members of the NASD (or, if not members of the NASD, who are not eligible for membership in the NASD and who agree (i) to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein and (ii) in making sales to comply with the NASD's Conduct Rules) and are reasonably satisfactory to the Representative, to purchase, upon the terms herein set forth, either all or a part of the principal amount of the Firm Notes of such defaulted series that such defaulting Initial Purchaser had agreed but failed or refused to purchase or that portion thereof, if any, that the remaining Initial Purchasers shall not be obligated to purchase pursuant to the foregoing clause (a).

              In the event the Company shall exercise its rights under (a) and/or (b) above, the Company shall give written notice thereof to the non-defaulting Initial Purchasers within such further period of 24 hours, and thereupon the Firm Closing Date or any Option Closing Date, as the case may be, shall be postponed for such period, not exceeding three business days, as the Company shall determine.

              In the computation of any period of 24 hours referred to in this
Section 5, there shall be excluded a period of 24 hours in respect of each Saturday, Sunday or legal holiday that would otherwise be included in such period of time.

              Any action taken by the Company under this Section 5 shall not relieve the defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement. Termination by the Company under this Section 5 shall be without any liability on the part of the Company or the non-defaulting Initial Purchasers, except as otherwise provided in Sections 6(f) and 9 hereof.

              6. Covenants of the Company. The Company agrees with the Initial Purchasers as follows:

              (a) To advise the Initial Purchasers (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Notes for offering or sale, or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose and (ii) of the happening of any event during the period referred to in Section 6(c) below that makes any statement of a material fact made in the Offering Memorandum untrue or that requires any additions to or changes in the Offering Memorandum in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Notes under any state securities or blue-sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any of the Notes under any state securities or blue-sky laws, the Company shall use its best efforts to obtain the prompt withdrawal or lifting of such order.

              (b) To furnish the Initial Purchasers as many copies of the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. Subject to the Initial Purchasers' compliance with their representations and warranties and agreements set forth in Section 7 hereof, the Company consents to the use of the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

              (c) If, during the nine-month period following the date of this Agreement any event relating to or affecting the Company or of which the Company shall be advised in writing by the Representative shall occur that, in the Company's reasonable opinion after consultation with counsel for the Initial Purchasers, should be set forth in a supplement to, or an amendment of, the Offering Memorandum in order to make the Offering Memorandum not misleading in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser, the Company will, at its own expense, prepare an appropriate amendment or supplement to such Offering Memorandum so that the Offering Memorandum, as so amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances when the Offering Memorandum is delivered to an Eligible Purchaser, not misleading; provided that should such event relate solely to the activities of an Initial Purchaser, then such Initial Purchaser shall assume the expense of preparing and furnishing any such amendment or supplement. In case any Initial Purchaser is required to deliver an Offering Memorandum after the expiration of nine months from the date of this Agreement, the Company, upon the Representative's request, will furnish to said Initial Purchaser, at such Initial Purchaser's own expense, a reasonable quantity of any such amendment or supplement referred to in this Section 6(c).

              (d) To furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Notes for offer and sale to the Initial Purchasers and pursuant to Exempt Resales (or obtaining any necessary exemption from such qualification) under the blue-sky laws of such jurisdictions in the United States as the Representative may designate, provided that the Company shall not be required to register or qualify as a foreign corporation or dealer in securities, to file any consents to service of process under the laws of any jurisdiction, or to meet any other requirements deemed by the Company to be unduly burdensome.

              (e) So long as any of the Notes remain outstanding, to make available to any QIB holder of Notes in connection with any sale thereof, and any QIB prospective purchaser of such Notes from such holder, the information ("Rule 144A Information") required by Rule 144A(d)(4) under the Securities Act.

              (f) Except as herein provided, to pay all expenses and taxes (except transfer taxes) in connection with (i) the preparation of the Offering Memorandum, including any electronic preliminary offering memorandum relating to the Notes, (ii) the issuance and delivery of the Notes as provided in Section 5 hereof,
         (iii) the qualification of the Notes under blue-sky laws (including counsel fees not to exceed $7,500) and (iv) the printing and delivery to the Initial Purchasers of reasonable quantities of the Offering Memorandum and, except as provided in Section 6(c) hereof, of any amendments or supplements thereto. The Company shall not, however, be required to pay any amount for any expenses of the Initial Purchasers, except that, if this Agreement shall be terminated in accordance with the provisions of Section 8 or 10 hereof, the Company will reimburse the Initial Purchasers for the fees and disbursements of counsel for the Initial Purchasers, whose fees and disbursements the Initial Purchasers agree to pay in any other event, and will reimburse the Initial Purchasers for their reasonable out-of-pocket expenses, in an aggregate amount not exceeding $5,000, incurred in contemplation of the performance of this Agreement. The Company shall not in any event be liable to the Initial Purchasers for damages on account of loss of anticipated profits.

              (g) To obtain the approval of DTC for "book-entry" transfer of the Notes, and to comply with all of its agreements set forth in the representation letter of the Company to DTC relating to the approval of such Notes by DTC for "book-entry" transfer.

              (h) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Notes to the Initial Purchasers or pursuant to Exempt Resales in a manner that would require the registration of any such sale of the Notes under the Securities Act.

              (i) None of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Notes sold pursuant to Regulation S, and the Company and its Affiliates and each person acting on its or their behalf (other than the Initial Purchasers) will comply with the offering restrictions of Regulation S with respect to those Notes sold pursuant thereto.

              (j) Until the expiration of two years after the original issuance of the Notes, the Company will not, and will cause its Affiliates not to, purchase or agree to purchase or otherwise acquire any Notes which are "restricted securities" (as such term is defined in Rule 144(a)(3) under the Securities Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker's transactions) unless, promptly upon any such purchase, the Company or any Affiliate shall submit such Notes to the Trustee for cancellation.

              (k) During a period of 90 days from the date hereof, it will not, without the prior written consent of the Representative, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, or enter into any agreement to sell, any Shares or any security convertible into or exchangeable or exercisable for Shares other than the Option Notes or Shares or options for Shares issued pursuant to or offered, sold or granted in connection with (i) any employee benefit, dividend reinvestment, stock option and stock purchase plans of the Company and its subsidiaries; (ii) the conversion of any of the Notes; (iii) the Exchange Agreement, dated as of November 22, 2002, among the Company, TXU Energy Company LLC, UXT Holdings LLC ("UXT") and certain affiliates of UXT; or (iv) the Company's corporate units ("Corporate Units"), treasury units ("Treasury Units") or other similar securities issued upon substitution of pledged securities that are components of Corporate Units, Treasury Units or similar securities; or (v) any sale or remarketing of Shares or mandatorily convertible preference stock required pursuant to contractual arrangements existing at the date hereof.

              7. Initial Purchasers' Representations and Warranties. Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company, that:

              (a) It is a QIB, with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Notes and the Shares.

              (b) It is not acquiring the Notes with a view to any distribution (as such term is used under the Securities Act) of the Notes or the Shares issuable upon conversion thereof or with any present intention of offering or selling any of the Notes or the Shares issuable upon conversion thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction.

              (c) No form of general solicitation or general advertising (within the meaning of Regulation D) under the Securities Act has been or will be used by it or any of its representatives in connection with the offer and sale of the Notes pursuant hereto, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

              (d) In connection with Exempt Resales, it will solicit offers to buy the Notes only from, and will offer to sell Notes only to, an Eligible Purchaser that, by accepting Notes, will be deemed to have represented and agreed that (x) the Notes purchased by it may be resold, pledged or otherwise transferred only (I) to the Company, (II) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A, (III) in an offshore transaction (as defined in Rule 902 under the Securities Act) meeting the requirements of Rule 904 of the Securities Act, (IV) in a transaction meeting the requirements of Rule 144 under the Securities Act, (V) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel acceptable to the Company) or (VI) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction and (y) it will deliver to each person to whom any of the Notes or any interest therein is transferred a notice substantially to the effect of the foregoing.

              (e) It agrees that it will not offer, sell or deliver any of the Notes or any of the Shares issuable upon conversion of the Notes in any jurisdiction outside the United States, except pursuant to Regulation S.

              Each Initial Purchaser acknowledges that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to
Section 8 hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and warranties and each Initial Purchaser hereby consents to such reliance.

              8. Conditions of the Initial Purchasers' Obligations. The obligations of the Initial Purchasers to purchase and pay for the Firm Notes shall be subject to the accuracy of the representations and warranties made herein on the part of the Company, to the performance by the Company of its obligations to be performed hereunder prior to the Firm Closing Date, and to the following conditions:

              (a) On the Firm Closing Date, the Initial Purchasers shall have received from Eric H. Peterson, Executive Vice President and General Counsel of TXU Corp., Hunton & Williams LLP, counsel for the Company, Thelen Reid & Priest LLP, counsel for the Company, and Pillsbury Winthrop LLP, counsel for the Initial Purchasers, opinions in substantially the form and substance prescribed in Schedules II, III, IV and V hereto with such changes therein as may be agreed upon by the Company and the Representative on behalf of the Initial Purchasers, with the approval of counsel for the Initial Purchasers.

              (b) On and as of the Firm Closing Date, the Initial Purchasers shall have received from Deloitte & Touche LLP a letter to the effect that (i) they are independent certified public accountants with respect to the Company, within the meaning of the Securities Act and the applicable published rules and regulations thereunder, (ii) in their opinion, except as stated in the Offering Memorandum, the consolidated financial statements audited by them and included or incorporated by reference in the Offering Memorandum comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related rules and regulations by the SEC thereunder, (iii) on the basis of a reading of the unaudited amounts of operating revenues and net income included or incorporated by reference in the Offering Memorandum and the related consolidated financial statements from which these amounts were derived, the latest available unaudited consolidated financial statements of the Company and the minute books of the Company and inquiries of officers of the Company and of certain direct and indirect subsidiaries of the Company who have responsibility for financial and accounting matters (it being understood that the foregoing procedures do not constitute an audit made in accordance with generally accepted auditing standards and would not necessarily reveal matters of significance with respect to the comments made in such letter, and accordingly that Deloitte & Touche LLP makes no representation as to the sufficiency of such procedures for the several Initial Purchasers' purposes), nothing has come to their attention which caused them to believe that (A) any material modifications should be made to the unaudited condensed consolidated financial statements of the Company included in the quarterly report, incorporated by reference in the Offering Memorandum, for them to be in conformity with generally accepted accounting principles, (B) the unaudited condensed consolidated financial statements included in the quarterly report do not conform in all material respects with the applicable accounting requirements of the Exchange Act and the related rules and regulations adopted by the SEC and (C) at a specified date not more than five days prior to the date of such letter, there was any change in the capital stock (which includes common stock and preference stock) of the Company, short-term bank loans, commercial paper, long term debt or long-term debt due currently of the Company or decrease in its net assets (excluding changes due to Other Comprehensive Income), in each case as compared with amounts shown in the most recent consolidated balance sheets of the Company incorporated by reference in the Offering Memorandum, except in all instances for changes or decreases that the Offering Memorandum discloses have occurred or may occur or which are occasioned by the acquisition of long-term debt for sinking fund purposes, or which are described in such letter, and (iv) they have compared the dollar amounts (or percentages or ratios derived from such dollar amounts) and other financial information included or incorporated by reference in the Offering Memorandum as reasonably requested by the Initial Purchasers (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its consolidated subsidiaries subject to the internal controls of the accounting system of such companies or are derived indirectly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter, and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

              (c) Since the most recent dates as of which information is given in the Offering Memorandum, there shall not have been any material adverse change in the business, property or financial condition of the Company and its subsidiaries, considered as a whole, whether or not in the ordinary course of business, and, since such dates, there shall not have been any material transaction entered into by any of the Company and the Material Subsidiaries, in each case other than transactions in the ordinary course of business and transactions contemplated by the Offering Memorandum, and at the Firm Closing Date the Initial Purchasers shall have received a certificate to such effect dated the Firm Closing Date and signed by an officer of the Company.

              (d) All opinions, certificates, letters and documents to be provided in connection with the issuance and sale of the Firm Notes as provided herein, including the Registration Rights Agreement, shall be satisfactory in form and substance to counsel for the Initial Purchasers.

              (e) At the Firm Closing Date, (i) the Notes shall be rated at least Ba1 by Moody's Investors Service, Inc. ("Moody's") and BBB- by Standard & Poor's, a division of the McGraw Hill Companies, Inc. ("S&P"), and the Company shall have delivered to the Initial Purchasers a letter from each such rating agency, or other evidence satisfactory to the Representative on behalf of the Initial Purchasers, confirming that the Notes have such ratings, and (ii) neither Moody's nor S&P shall have, since the date of this Agreement, downgraded or publicly announced that it has under surveillance or review, with possible negative implications, its ratings of the Notes or any securities of the

         Company which are of the same class as the Notes, or of the financial condition of the Company.

              (f) At the Firm Closing Date, the Shares issuable upon conversion of the Notes shall have been approved for listing on the New York, Chicago and Pacific stock exchanges upon notice of issuance.

              (g) In the event that the Underwriters exercise the option provided in Section 3(b) hereof to purchase all or any portion of the Option Notes, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of, and as if made on, the applicable Option Closing Date, and at the applicable Option Closing Date:

                   (i) the Underwriters shall have received a certificate, dated such Option Closing Date, of an officer of the Company confirming that the certificate delivered at the Firm Closing Date pursuant to Section 8(c) hereof is true and correct as of, and as if made on, such Option Closing Date;

                   (ii) the Underwriters shall have received the favorable
              opinions of Eric H. Peterson, Hunton & Williams LLP and Thelen Reid & Priest LLP, each in form and substance satisfactory to Counsel for the Initial Purchasers, and of Pillsbury Winthrop LLP, each dated such Option Closing Date, each relating to the Option Notes and otherwise to the same effect as the opinions required by
              Section 8(a) hereof;

                   (iii) the Underwriters shall have received a letter from
              Deloitte & Touche LLP, in form and substance satisfactory to the Initial Purchasers and dated such Option Closing Date, substantially the same in form and substance as the letter furnished to the Initial Purchasers pursuant to Section 8(b) hereof, except that the "specified date" in the letter furnished pursuant to this Section 8(g)(iii) shall be a date not more than five days prior to such Option Closing Date; and

                   (iv) (A) the Notes shall be rated at least Ba1 by Moody's and
              BBB- by S&P, and the Company shall have delivered to the Initial Purchasers a letter from each such rating agency, or other evidence satisfactory to the Representative on behalf of the Initial Purchasers, confirming that the Notes have such ratings, and (B) neither Moody's nor S&P shall have, since the date of this Agreement, downgraded or publicly announced that it has under surveillance or review, with possible negative implications, its ratings of the Notes or any securities of the Company which are of the same class as the Notes, or of the financial condition of the Company.

              The failure of one or more conditions, specified in this Section 8, shall permit the termination of this Agreement by the Representative on behalf of the Initial Purchasers upon notice thereof to the Company. Any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 6(f) and 9 hereof.

              9. Indemnification.

              (a) The Company shall indemnify, defend and hold harmless each Initial Purchaser, each Initial Purchaser's officers and members, or directors, and each person who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or any other statute or common law and shall reimburse each Initial Purchaser and controlling person for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) as and when incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the indemnity agreement contained in this Section 9 shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by any Initial Purchaser through the Representative, expressly for use in connection with the preparation of the Offering Memorandum (or any amendment or supplement thereto); and provided further that the indemnity agreement contained in this Section 9 shall not inure to the benefit of any Initial Purchaser (or any officer or director of such Initial Purchaser or of any person controlling such Initial Purchaser) on account of any such losses, claims, damages, liabilities, expenses or actions arising from the sale of the Notes to any subsequent purchaser in the United States if a copy of the Offering Memorandum (including any amendment or supplement thereto if any amendments or supplements thereto shall have been furnished to the Initial Purchasers at or prior to the time of written confirmation of the sale involved) shall not have been given or sent to such subsequent purchaser by or on behalf of such Initial Purchaser with or prior to the written confirmation of the sale involved unless the alleged omission or alleged untrue statement was not corrected in the Offering Memorandum at the time of such written confirmation. The indemnity agreement of the Company contained in this
         Section 9 and the representations and warranties of the Company contained in Section 3 hereof shall remain operative and in full force and effect regardless of any termination of this Agreement or of any investigation made by or on behalf of the Initial Purchasers, the Initial Purchasers' officers or directors or any such controlling person, and shall survive the delivery of the Notes.

              (b) Each Initial Purchaser shall, severally and not jointly, indemnify, defend and hold harmless the Company, the Company's officers and directors, and each person who controls the Company within the meaning of Section 15 of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or any other statute or common law and shall reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) as and when incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such Initial Purchaser through the Representative expressly for use in connection with the preparation of the Offering Memorandum (or of any amendment or supplement thereto). The Initial Purchasers hereby furnish to the Company in writing expressly for use in the Offering Memorandum (i) the statements relating to the offering price on the front cover of the Offering Memorandum, (ii) the fourth paragraph in the "Notice to Investors" section of the Offering Memorandum, (iii) the third and fourth sentences of the second paragraph under - "Risks Related to the Notes - TXU Corp. cannot assure holders that an active trading market will develop for the notes" in the "Risk Factors" section of the Offering Memorandum, and (iv) the first, second and fourth sentences of the second paragraph, the third and fourth sentences of the fifth paragraph, and the first and second sentences of the sixth paragraph of the "Plan of Distribution" section of the Offering Memorandum. The Company acknowledges that the statements set forth in the preceding sentence constitute the only information furnished in writing by or on behalf of the Initial Purchasers expressly for use in connection with the preparation of the Offering Memorandum. The indemnity agreement of the Initial Purchasers contained in this Section 9 shall remain operative and in full force and effect regardless of any termination of this Agreement or of any investigation made by or on behalf of the Company, its directors or its officers, any Initial Purchaser, or any such controlling person, and shall survive the delivery of the Notes.

              (c) The Company and the relevant Initial Purchaser each shall, upon the receipt of notice of the commencement of any action against it or any person controlling it as aforesaid, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought hereunder, but the failure to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability hereunder to the extent such indemnifying party or parties is/are not materially prejudiced as a result of such failure to notify and in any event shall not relieve such indemnifying party or parties from any liability that it or they may have to the indemnified party otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party or parties and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the indemnifying party shall elect not to assume the defense of such action, such indemnifying party will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them; provided, however, if the defendants in any such action (including impleaded parties) include both the indemnified party and the indemnifying party and counsel for the indemnifying party shall have reasonably concluded that there may be a conflict of interest involved in the representation by a single counsel of both the indemnifying party and the indemnified party, the indemnified party or parties shall have the right to select separate counsel, satisfactory to the indemnifying party, whose reasonable fees and expenses shall be paid by such indemnifying party, to participate in the defense of such action on behalf of such indemnified party or parties (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (in addition to local counsel) representing the indemnified parties who are parties to such action). Each of the Company and the Initial Purchasers agrees that without the other party's prior written consent, which consent shall not be unreasonably withheld, it will not settle, compromise or consent to the entry of any judgment in any claim in respect of which indemnification may be sought under the indemnification provisions of this Agreement, unless such settlement, compromise or consent (i) includes an unconditional release of such other party from all liability arising out of such claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such other party.

              (d) If the indemnification provided for in subparagraph (a) or (b) above shall be unenforceable under applicable law by an indemnified party, each indemnifying party agrees to contribute to such indemnified party with respect to any and all losses, claims, damages, liabilities and expenses for which each such indemnification provided for in subparagraph (a) or (b) above shall be unenforceable, in such proportion as shall be appropriate to reflect (i) the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Notes pursuant to this Agreement, (ii) if an allocation solely on the basis provided by clause
         (i) is not permitted by applicable law or is inequitable or against public policy, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions which have resulted in such losses, claims, damages, liabilities and expenses and (iii) any other relevant equitable considerations; provided, however, that no indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party not guilty of such fraudulent misrepresentation. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or the indemnified party and each such party's relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Initial Purchasers each agree that it would not be just and equitable if contributions pursuant to this subparagraph (d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 9, the Initial Purchasers shall not be required to contribute in excess of the amount equal to the excess of (i) the total price at which the Notes purchased by it were offered to Eligible Purchasers, over (ii) the amount of any damages which the Initial Purchasers have otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

              10. Termination. This Agreement may be terminated, at any time prior to the Firm Closing Date, with respect to the Firm Notes, or any Option Closing Date, with respect to the Option Notes, as the case may be, by the Representative by written notice to the Company if after the date hereof and at or prior to the Firm Closing Date or any Option Closing Date, as the case may be, (a) there shall have occurred any suspension or material limitation of trading of any of the Company's securities on the New York Stock Exchange, Inc. ("NYSE") or any general suspension of trading in securities on the NYSE, the American Stock Exchange LLC ("AMEX") or the NASDAQ Stock Market, Inc. ("NASDAQ") or there shall have been established by the NYSE, AMEX or NASDAQ or by the SEC or by any federal or state agency or by the decision of any court, any general limitation on prices for such trading or any general restrictions on the distribution of securities, or a general banking moratorium declared by New York or federal authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, or (b) there shall have occurred any (i) new material outbreak of hostilities (including, without limitation, an act of terrorism) or (ii) new material other national or international calamity or crisis, or any material adverse change in financial, political or economic conditions affecting the United States, including, but not limited to, an escalation of hostilities that existed prior to the date of this Agreement, or (iii) material adverse change in the financial markets in the United States, and the effect of any such event specified in clause (a) or (b) above on the financial markets of the United States shall be such as to make it impracticable or inadvisable, in the reasonable judgment of the Representative, to proceed with the offering or the delivery of the Firm Notes or the Option Notes, as the case may be, on the terms and in the manner contemplated by the Offering Memorandum. This Agreement may also be terminated at any time prior to the Firm Closing Date, with respect to the Firm Notes, or any Option Closing Date, with respect to the Option Notes, as the case may be, by the Representative if, in the Representative's reasonable judgment, the subject matter of any amendment or supplement to the Offering Memorandum (other than an amendment or supplement relating solely to the activity of the Initial Purchasers) prepared and issued by the Company after the effectiveness of this Agreement shall have disclosed a material adverse change in the business, property or financial condition of the Company and its subsidiaries, considered as a whole, whether or not in the ordinary course of business, that has materially impaired the marketability of the Notes. Any termination hereof pursuant to this Section 10 shall be without liability of any party to any other party except as otherwise provided in Sections 6(f) and 9 hereof.

              11. Miscellaneous. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. This Agreement shall inure to the benefit of the Company, each Initial Purchaser and, with respect to the provisions of Section 9 hereof, each director, officer and controlling person referred to in said Section 9, and their respective successors. Nothing herein is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of any provision in this Agreement. The term "successor" as used herein shall not include any purchaser, as such purchaser, of any of the Notes from the Initial Purchasers.

              12. Notices. All communications hereunder shall be in writing, and, if to the Initial Purchasers, shall be mailed or delivered to the Representative at the address set forth above, or, if to the Company, shall be mailed or delivered to the Company at 1601 Bryan Street, Dallas, Texas 75201,
Attention: Treasurer.

              By signature below in the space provided below for that purpose, the Initial Purchasers indicate acceptance hereof, whereupon this letter and acceptance shall constitute a binding agreement between the Company and the Initial Purchasers in accordance with its terms.

                                        Very truly yours,

                                        TXU CORP.



                                        By:    /s/ Robert J. Reger, Jr.
                                           -------------------------------------
                                           Name:   Robert J. Reger, Jr.
                                           Title:  Authorized Representative


Accepted and delivered as of
the date first above written:

CREDIT SUISSE FIRST BOSTON LLC



By:   /s/ John A. Cavalier
   ---------------------------------
   Name:  John A. Cavalier
   Title: Managing Director

as Representative of the Initial Purchasers

                                   SCHEDULE I

                                    TXU CORP.

          $475,000,000 Floating Rate Convertible Senior Notes due 2033


                                                              Principal
                                                              Amount of
    Initial Purchasers                                        Firm Notes
    ------------------                                        ----------

Credit Suisse First Boston LLC ........................     $142,500,000
J.P. Morgan Securities Inc. ...........................      142,500,000
Citigroup Global Markets Inc. .........................      118,750,000
Banc of America Securities LLC ........................       71,250,000
                                                            ------------

     Total ............................................     $475,000,000
                                                            ============

                                   SCHEDULE II

                            [LETTERHEAD OF TXU CORP.]


                                     [Date]


Credit Suisse First Boston LLC
11 Madison Avenue
New York, New York 10010
  as representative of the Initial Purchasers named in Schedule I of the Purchase Agreement

Ladies and Gentlemen:

              I am Executive Vice President and General Counsel of TXU Corp. (the "Company").

              I have reviewed the Purchase Agreement dated July 9, 2003 between the Company and the Initial Purchasers ("Purchase Agreement") and the Offering Memorandum (as such term is defined in the Purchase Agreement). I have also examined such other documents, made inquiries of other counsel engaged by the Company and otherwise satisfied myself as to such matters as I have deemed necessary as a basis for the legal conclusions expressed below; however, I have not undertaken any independent search of judicial or governmental dockets or records in any jurisdiction.

              Upon the basis of the foregoing review and my familiarity with the affairs and properties of the Company generally, and subject to the limitations noted, other than as stated or referred to in the Offering Memorandum, there are no material pending legal proceedings to which the Company or any of its subsidiaries is a party or of which property of the Company or any of its subsidiaries is the subject and, to my knowledge, no such proceedings are contemplated.

                                     Very truly yours,

                                  SCHEDULE III

                      [LETTERHEAD OF HUNTON & WILLIAMS LLP]


[Date]

Credit Suisse First Boston LLC
11 Madison Avenue
New York, New York 10010
  as Representative of the Initial Purchasers

Ladies and Gentlemen:

              We have acted as counsel to TXU Corp., a Corporation (the "Company"), in connection with the issuance and sale by the Company of $475,000,000 aggregate principal amount of its Floating Rate Convertible Senior Notes due 2033 (the "Notes"), pursuant to the Purchase Agreement dated July 9, 2003 between the Company and the Initial Purchasers (the "Purchase Agreement").

              Terms not otherwise defined herein are used with the meanings ascribed to them in the Purchase Agreement.

              In so acting we have participated in or reviewed the corporate proceedings in connection with the authorization, execution and delivery of the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Notes. We have also examined such other documents and satisfied ourselves as to such other matters as we have deemed necessary as a basis for the conclusions of law contained in the opinions expressed below.

              We have not examined the Notes, except specimens thereof, and have relied upon a certificate of the Trustee under the Indenture as to the due authentication and delivery of the Notes by the Trustee and as to the due authorization, execution and delivery of the Indenture by the Trustee.

              For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of signatures not witnessed by us and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by the Company and the validity, binding effect and enforceability thereof upon the Company).

              As to factual matters, we have relied upon representations and warranties contained in the Purchase Agreement, upon certificates of officers of the Company, and upon certificates of public officials. Whenever the phrase "to our knowledge," "of which we are aware" or words of similar import are used herein, they refer to the actual knowledge of the


                                     III-1
attorneys of this firm involved in the representation of the Company in this transaction without independent investigation.

              Upon the basis of our familiarity with these transactions and with the affairs and properties of the Company generally, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

              1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas, and has the corporate power and authority: (a) to execute, deliver and perform its obligations under the Purchase Agreement, the Registration Rights Agreement and the Indenture, (b) to issue the Notes and the Shares and to incur the indebtedness to be evidenced by the Notes and (c) to own its property and assets and to conduct the business which it is now conducting.

              2. The Purchase Agreement has been duly authorized, executed and delivered by the Company.

              3. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, fraudulent transfer, moratorium and other laws affecting the rights and remedies of creditors generally and general principles of equity (whether considered in a proceeding in equity or at law) and subject to any principles of public policy limiting the right to enforce the indemnification and contribution provisions contained therein.

              4. The Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding instrument of the Company, enforceable against the Company in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, fraudulent transfer, moratorium and other laws affecting the rights and remedies of creditors generally and general principles of equity (whether considered in a proceeding in equity or at law).

              5. The Notes will, when issued and paid for as contemplated in the Purchase Agreement, be valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, fraudulent transfer, moratorium and other laws affecting the rights and remedies of creditors generally and general principles of equity (whether considered in a proceeding in equity or at law), and will be entitled to the benefits afforded by the Indenture.

              6. The Shares issuable upon conversion of the Notes have been validly authorized and reserved for issuance and, when issued and delivered by the Company in accordance with the terms of the Indenture, will be fully paid and non-assessable, and the Rights, when issued in accordance with the provisions of the Company's Rights Agreement dated as of February 19, 1999 (the "Rights Agreement"), will be validly issued subject to the terms of the Rights Agreement; the issuance of the Shares and the Notes is not subject to preemptive or other similar rights arising by law, or to our knowledge, otherwise.


                                     III-2

              7. The statements made in the Offering Memorandum under the captions "Description of the Notes," "Registration Rights" and "Description of Common Stock," insofar as they purport to constitute summaries of the terms of the Notes, the Indenture and the Registration Rights Agreement, constitute accurate summaries of the terms thereof in all material respects.

              8. Other than as stated or referred to in the Offering Memorandum, there are no material pending legal proceedings to which the Company or any of its subsidiaries is a party or of which property of the Company or any of its subsidiaries is the subject of which we are aware; and, to our knowledge, no such proceedings are contemplated.

              9. It is not necessary in connection with (i) the offer, sale and delivery of the Notes to the Initial Purchasers by the Company and (ii) the offer, initial resales and delivery of the Notes by the Initial Purchasers (assuming such offer, initial resales and delivery by the Initial Purchasers are made in compliance with the provisions of the Purchase Agreement and in the manner contemplated by the Offering Memorandum) to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended, it being understood that we do not express any opinion concerning any sale of the Notes subsequent to the initial resales thereof by the Initial Purchasers.

              10. No approval, authorization, consent or order of any public board or body of the United States of America or the States of New York or Texas (other than in connection or in compliance with the provisions of applicable blue-sky laws or securities laws of any jurisdiction (other than the federal securities laws of the United States of America), as to which we do not express any opinion) is legally required for the authorization of the issue and sale by the Company of the Notes or the Shares issuable upon conversion of the Notes, as contemplated by the Purchase Agreement.

              11. Each Material Subsidiary has been incorporated, organized or formed and is validly existing and subsisting as a corporation or other legal entity under the laws of the jurisdiction of its incorporation, organization or formation; each Material Subsidiary has the corporate or other power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as set forth in or contemplated by the Offering Memorandum, and to our knowledge, is qualified as a foreign corporation or other entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as a whole; and except as set forth in or contemplated by the Offering Memorandum, all of the issued and outstanding common stock or other common ownership interests of each Material Subsidiary has been authorized and, to our knowledge, all such shares or interests are validly issued and fully paid and (except for directors' qualifying shares) are owned by the Company, directly or through its subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity except as permitted by the Indenture.

              12. Each document filed by the Company with the SEC pursuant to the Exchange Act, and incorporated by reference in the Offering Memorandum (except as to the


                                     III-3
financial statements and schedules and other financial and statistical data contained therein, as to which we do not express any belief), at the time it was filed with the SEC, complied as to form in all material respects with the Exchange Act and the applicable instructions, rules and regulations of the SEC thereunder.

              13. The Company is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

              In the course of the preparation of the information relating to the Company contained in the Offering Memorandum, we had discussions with certain of its officers and representatives and certain officers and representatives of certain of its subsidiaries, with other counsel for the Company, with Deloitte & Touche LLP, the Company's independent certified public accountants who audited certain of the financial statements contained in the Offering Memorandum, and with certain of your officers and employees and your counsel, but we made no independent verification of the accuracy or completeness of the representations and statements made to us by the Company or the information included by the Company in the Offering Memorandum and take no responsibility therefor except as set forth in paragraph 7 above. However, our examination of the information relating to the Company contained in the Offering Memorandum and our discussions did not disclose to us anything which gives us reason to believe that (except as to the financial statements and schedules and other financial and statistical data contained therein, as to which we do not express any belief), the Offering Memorandum, as of its date or on the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              This opinion is limited to the laws of the State of Texas, the federal laws of the United States of America and, to the extent set forth herein, the laws of the State of New York. As to all matters of New York law, we have, with your consent, relied upon the opinion of Thelen Reid & Priest LLP, New York, New York, of counsel to the Company.

                                          Very truly yours,



                                     III-4

                                   SCHEDULE IV

                    [LETTERHEAD OF THELEN REID & PRIEST LLP]


                                     [Date]


Credit Suisse First Boston LLC
11 Madison Avenue
New York, New York 10010
  as Representative of the Initial Purchasers

Ladies and Gentlemen:

              We have acted as counsel to TXU Corp., a Corporation (the "Company"), in connection with the issuance and sale by the Company of $475,000,000 aggregate principal amount of its Floating Rate Convertible Senior Notes due 2033 (the "Notes"), pursuant to the Purchase Agreement dated July 9, 2003 between the Company and the Initial Purchasers (the "Purchase Agreement"). Terms not otherwise defined herein are used with the meanings ascribed to them in the Purchase Agreement.

              In so acting we have participated in or reviewed the corporate proceedings in connection with the authorization, execution and delivery of the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Notes. We have also examined such other documents and satisfied ourselves as to such other matters as we have deemed necessary as a basis for the conclusions of law contained in the opinions expressed below. We have relied as to various questions of fact upon the representations and warranties contained in the Purchase Agreement, upon certificates of officers of the Company and upon certificates of public officials.

              We have not examined the Notes except specimens thereof, and have relied upon a certificate of the Trustee under the Indenture as to the due authentication and delivery of the Notes by the Trustee and as to due authorization, execution and delivery of the Indenture by the Trustee. In our examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as photostatic or certified copies.

              Based on the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

              1. The Purchase Agreement has been duly authorized, executed and delivered by the Company.

              2. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, fraudulent transfer, moratorium and other laws affecting the rights and remedies of creditors generally and general principles of equity (whether considered in a proceeding in equity or at law) and subject to any principles of public policy limiting the right to enforce the indemnification and contribution provisions contained therein.

              3. The Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding instrument of the Company, enforceable against the Company in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, fraudulent transfer, moratorium and other laws affecting the rights and remedies of creditors generally and general principles of equity (whether considered in a proceeding in equity or at law).

              4. The Notes will, when issued and paid for as contemplated in the Purchase Agreement, be valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, fraudulent transfer, moratorium and other laws affecting the rights and remedies of creditors generally and general principles of equity (whether considered in a proceeding in equity or at law), and will be entitled to the benefits afforded by the Indenture.

              5. The Shares issuable upon conversion of the Notes have been validly authorized and reserved for issuance and, when issued and delivered by the Company in accordance with the terms of the Indenture, will be fully paid and non-assessable, and the Rights, when issued in accordance with the provisions of the Company's Rights Agreement dated as of February 19, 1999 (the "Rights Agreement"), will be validly issued subject to the terms of the Rights Agreement; the issuance of the Shares and the Notes is not subject to preemptive or other similar rights arising by law, or to our knowledge, otherwise.

              6. The statements made in the Offering Memorandum under the captions "Description of the Notes," "Registration Rights" and "Description of Common Stock," insofar as they purport to constitute summaries of the terms of the Notes, the Indenture and the Registration Rights Agreement, constitute accurate summaries of the terms thereof in all material respects.

              7. It is not necessary in connection with (i) the offer, sale and delivery of the Notes to the Initial Purchasers by the Company and (ii) the offer, initial resales and delivery of the Notes by the Initial Purchasers (assuming such offer, initial resales and delivery by the Initial Purchasers are made in compliance with the provisions of the Purchase Agreement and in the manner contemplated by the Offering Memorandum) to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended, it being understood that we do not express any opinion concerning any sale of the Notes subsequent to the initial resales thereof by the Initial Purchasers.

              8. No approval, authorization, consent or order of any public board or body of the United States of America or the States of New York or Texas (other than in connection or in compliance with the provisions of applicable blue-sky laws or securities laws of any jurisdiction (other than the federal securities laws of the United States of America), as to which we do not express any opinion) is legally required for the authorization of the issue and sale by the Company of the Notes or the Shares issuable upon conversion of the Notes, as contemplated by the Purchase Agreement.

              9. Each document filed by the Company with the SEC pursuant to the Exchange Act, and incorporated by reference in the Offering Memorandum (except as to the financial statements and schedules and other financial and statistical data contained therein, as to which we do not express any belief), at the time it was filed with the SEC, complied as to form in all material respects with the Exchange Act and the applicable instructions, rules and regulations of the SEC thereunder.

              10. The Company is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

              We hereby confirm as our opinion the statements under the caption "Material US Federal Income Tax Considerations" in the Offering Memorandum.

              In the course of the preparation of the information relating to the Company contained in the Offering Memorandum we had discussions with certain of its officers and representatives and certain officers and representatives of certain of its subsidiaries, with other counsel for the Company, with Deloitte & Touche LLP, the Company's independent certified public accountants who audited certain of the financial statements contained in the Offering Memorandum, and with certain of your officers and employees and your counsel, but we made no independent verification of the accuracy or completeness of the representations and statements made to us by the Company or the information included by the Company in the Offering Memorandum and take no responsibility therefor except as set forth in paragraph 6 above. However, our examination of the information relating to the Company contained in the Offering Memorandum and our discussions did not disclose to us anything which gives us reason to believe that (except as to financial statements and schedules and other financial and statistical data contained therein, as to which we do not express any belief) the Offering Memorandum, as of its date or on the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              The opinion set forth in paragraph 5 hereof with respect to the Rights is limited to the valid issuance of the Rights under the terms of the Rights Agreement and the corporation laws of the State of Texas. In this connection, we have not been asked to express, and accordingly do not express, any opinion herein with respect to any other aspect of the Rights, the effect of any equitable principles or fiduciary considerations relating to the adoption of the Rights Agreement or the issuance of the Rights or the enforceability of any particular provisions of the Rights Agreement.

              This opinion is limited to the laws of the State of New York, the federal laws of the United States of America and, to the extent set forth herein, the laws of the State of Texas. We do not hold ourselves out as experts in the laws of the State of Texas. As to all matters of Texas law, we have, with your consent, relied upon the opinion of Hunton & Williams LLP,

Dallas, Texas, counsel for the Company. We believe that you and we are justified in relying on such opinion.

                                          Very truly yours,



                                          THELEN REID & PRIEST LLP

                                   SCHEDULE V

                     [LETTERHEAD OF PILLSBURY WINTHROP LLP]


                                     [Date]


Credit Suisse First Boston LLC
11 Madison Avenue
New York, New York 10010
  as Representative of the Initial Purchasers

Ladies and Gentlemen:

              We have acted as counsel to the Initial Purchasers in connection with their several purchases from TXU Corp., a Texas limited liability company (the "Company"), of $475,000,000 aggregate principal amount of its Floating Rate Convertible Senior Notes due 2033 (the "Notes"), pursuant to the Purchase Agreement dated July 9, 2003 between the Company and the Initial Purchasers (the "Purchase Agreement"). Terms not otherwise defined herein are used with the meanings ascribed to them in the Purchase Agreement.

              This opinion is limited to the laws of the State of New York, the federal laws of the United States of America and, to the extent set forth herein, the laws of the State of Texas. We do not hold ourselves out as experts on the laws of the State of Texas. We have, with your consent, relied upon an opinion of even date herewith addressed to you by Hunton & Williams LLP, Dallas, Texas, Counsel for the Company, as to the matters covered in such opinion relating to Texas law. We have reviewed such opinion and believe that it is satisfactory and that you and we are justified in relying thereon. We have also reviewed the opinion of Thelen Reid & Priest LLP required by Section 8(a) of the Purchase Agreement, and we believe such opinion to be satisfactory.

              We have, in addition, examined the documents described in the list of closing papers as having been delivered to you at the closing and such other documents and satisfied ourselves as to such other matters as we have deemed necessary in order to enable us to express this opinion. We have not examined the Notes, except a specimen thereof, and have relied upon a certificate of the Trustee under the Indenture as to the due authentication and delivery of the Notes and as to the authorization execution and delivery by the Trustee of the Indenture. As to various questions of fact material to this opinion, we have relied upon the representations and warranties of the Initial Purchasers and those of the Company and statements in the Offering Memorandum. In such review we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us and the genuineness and conformity to original documents of documents submitted to us as certified or photostatic copies.

              Based upon the foregoing, and subject to the further exceptions and qualifications set forth below; we are of the opinion that:

              1. The Purchase Agreement has been duly authorized, executed and delivered by the Company.

              2. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, fraudulent transfer, moratorium and other laws affecting the rights and remedies of creditors generally and general principles of equity (whether considered in a proceeding in equity or at law) and subject to any principles of public policy limiting the right to enforce the indemnification and contribution provisions contained therein.

              3. The Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding instrument of the Company, enforceable against the Company in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, fraudulent transfer, moratorium and other laws affecting the rights and remedies of creditors generally and general principles of equity (whether considered in a proceeding in equity or at law).

              4. The Notes will, when issued and paid for as contemplated in the Purchase Agreement, be valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, fraudulent transfer, moratorium and other laws affecting the rights and remedies of creditors generally and general principles of equity (whether considered in a proceeding in equity or at law), and will be entitled to the benefits afforded by the Indenture.

              5. The Shares issuable upon conversion of the Notes have been validly authorized and reserved for issuance and, when issued and delivered by the Company in accordance with the terms of the Indenture, will be fully paid and non-assessable; the issuance of the Shares and the Notes is not subject to preemptive or other similar rights arising by law, or to our knowledge, otherwise.

              6. The statements made in the Offering Memorandum under the captions "Description of the Notes," Description of Common Stock," and "Registration Rights," insofar as they purport to constitute summaries of the terms of the Notes, the Indenture and the Registration Rights Agreement, constitute accurate summaries of the terms thereof in all material respects.

              7. It is not necessary in connection with (i) the offer, sale and delivery of the Notes to the Initial Purchasers by the Company and (ii) the offer, initial resales and delivery of the Notes by the Initial Purchasers (assuming such offer, initial resales and delivery by the Initial Purchasers are made in compliance with the provisions of the Purchase Agreement and in the manner contemplated by the Offering Memorandum) to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended, it being understood that we do not express any opinion concerning any sale of the Notes subsequent to the initial resales thereof by the Initial Purchasers.

              8. No approval, authorization, consent or order of any public board or body of the United States of America or the States of New York or Texas (other than in connection or in compliance with applicable blue sky laws or securities laws of any jurisdiction (other than the federal laws of the United States of America), as to which we do not herein express any opinion) is legally required for the issuance and sale by the Company of the Notes or the Shares issuable upon conversion of the Notes, as contemplated by the Purchase Agreement.

              While we have examined the Offering Memorandum, we have not independently verified the accuracy, completeness or fairness of the statements contained therein and take no responsibility therefor, except insofar as such statements relate to us and as set forth in paragraph 6 above. In the course of the preparation by the Company of the Offering Memorandum, we had discussions with certain officers and representatives of, and counsel for, the Company, with representatives of Deloitte & Touche LLP, the Company's independent accountants, and with certain of your representatives. Our review of the information contained in the Offering Memorandum and our discussions did not disclose to us any information which gives us reason to believe that the Offering Memorandum, as of its date or on the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. We do not express any opinion or belief as to the financial statements or other financial or statistical data contained in the Offering Memorandum.

              This opinion is given to you solely for the use of the Initial Purchasers in connection with the Purchase Agreement and the transactions contemplated thereunder and may not be relied upon by any other person or for any other purpose without our express written consent.

                                            Very truly yours,



                                            PILLSBURY WINTHROP LLP

                                                                      Exhibit A
                                                                      ---------


                     [Form of Registration Rights Agreement]






                                      A-1